EXHIBIT 15

                                     ARTHUR
                                    ANDERSEN

                            ARTHUR ANDERSEN & CO. SC

                                                     ------------------------
January 11, 1996                                      Arthur Andersen LLP
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Alabama Power Company                                Suite 1800
600 North 18th Street                                420 North 20th Street
Birmingham, AL  35291                                Birmingham AL 35203-3204
                                                     205 252 8600






Ladies and Gentlemen:

We are aware that Alabama Power Company has incorporated by reference in this Registration Statement its Form 10-Q for the quarters ended March 31, June 30, and September 30, 1995, which include our reports dated May 5, August 9, and November 8, 1995, respectively, covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933 (the "Act"), such reports are not considered a part of the Registration Statement prepared or certified by our firm or reports prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.

Very truly yours,

/s/ARTHUR ANDERSEN LLP